CHINA GREEN LIGHTING LIMITED
Index to Financial Statements
For the First Quarters ended March 31, 2011 and 2010

Page
CONSOLIDATED BALANCE SHEETS	F-2
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME	F-3
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY	F-4
CONSOLIDATED STATEMENTS OF CASH FLOWS	F-5
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-6 – F-18

CHINA GREEN LIGHTING LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	March 31, 2010
ASSETS
Current Assets
Cash	$645,163	$695,674
Accounts receivable due from non-related parties, net of allowance for doubtful accounts of $43,134 and nil as of March 31, 2011 and 2010, respectively	2,316,522	979,300
Accounts receivable due from related parties	610,091
Non trade accounts receivable due from a non-related party	105,160	100,992
Non trade accounts receivable due from a related party	457,568	556,613
Prepayment to suppliers	790,706	75,480
Inventories	922,063	2,563,237
Prepaid expenses and other current assets	313,373	1,240,726
Total current assets	6,160,646	6,212,022
Property, plant and equipment - net	1,265,495	1,148,603
Total Assets	$7,426,141	$7,360,625
LIABILITIES AND EQUITY
Current Liabilities
Short-term debt	$1,220,182	$1,171,818
Accounts payable due from non-related parties	3,055,215	3,909,521
Advances from customers	2,455	1,770,718
Income and other taxes payable	579,513	(12,570)
Accrued expenses and other current liabilities	327,485	96,212
Total current liabilities	5,184,850	6,935,699
Equity
Common stock, ($1 par value, 50,000 shares authorized and Nil issued and outstanding)
Additional paid-in-capital	382,990	382,990
Statutory reserve	172,216	-
Retained earnings (deficiency)	1,578,176	5,627
Accumulated other comprehensive income	107,909	36,309
Total Equity	2,241,291	424,926
Total Liabilities and Equity	$7,426,141	$7,360,625

See notes to consolidated financial statements

CHINA GREEN LIGHTING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Stated In US Dollars)

	Three Months Ended March 31,
	2011	2010

Revenues	$1,709,951	$2,084,459
Cost Of Revenues	1,460,900	1,794,825
Gross Profit	249,051	289,634
Operating Expense:
Selling and marketing	20,034	41,849
General and administrative	130,191	165,091
Total operating expenses	150,225	206,940
Income from operations	98,826	82,694
Other income (expenses):
Other income (expenses)	(2,658)	6,854
Interest income	3,045	146
Interest expense	(16,351)	(16,933)
Total other expenses, net	(15,964)	(9,933)
Income before provision for income taxes	82,862	72,761
Provision for income taxes	12,429	10,914
Net income	$70,433	$61,847
Other comprehensive income:
Foreign currency translation adjustment	21,914	20,195
Comprehensive income	$92,347	$82,040
Net income per share:
Basic and diluted	$1.85	$1.64
Weighted average number of ordinary shares outstanding:
Basic and diluted	50,000	50,000

See notes to consolidated financial statements

CHINA GREEN LIGHTING LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Stated In US Dollars)

	Ordinary						Accumulated other	Total
	Share			Additional	Retained earnings		comprehensive	stockholders'
	Shares	Amount		paid-in-capital	Statutory reserves	Unrestricted	Income	equity
BALANCE, January 1, 2009	50,000		$—	$382,990	$—	$(140,330)	$22,473	$265,133
Net income			—			84,110		84,110
Foreign currency translation adjustment			—				13,774	13,774
BALANCE, January 1, 2010	50,000		$—	$382,990	$—	$(56,220)	$36,247	$363,016
Net income			—			1,736,179		1,736,179
Transfer to statutory reserves			—		172,216	(172,216)		—
Foreign currency translation adjustment			—				49,749	49,749
BALANCE, January 31, 2010	50,000		$—	$382,990	$172,216	$1,507,743	$85,996	$2,148,944
Net income			—			70,433		70,433
Transfer to statutory reserves			—					—
Foreign currency translation adjustment			—				21,914	21,914
BALANCE, March 31, 2010	50,000	$		$382,990	$172,216	$1,578,175	$107,910	$2,241,291

See notes to consolidated financial statements

CHINA GREEN LIGHTING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated In US Dollars)

	Three months ended March 31,
	2011		2010

Cash flows from operating activities:
Net income	$70,433		$61,847
Adjustments to reconcile net (income) loss to net cash used in operating activities:
Depreciation and amortization	20,146		11,408
Provision for bad debt			-
(Increase) decrease in:
Accounts receivable due from non-related parties	414,473		(116,004)
Accounts receivable due from related parties	(64,206)		802,388
Non trade accounts receivable due from a non-related party	(1,052	)-	(18)
Non trade accounts receivable due from a related party	145,855		(97)
Prepayments to suppliers	(669,601	) )	(18,771)
Inventories	88,571		(1,182,866
Prepaid expenses and other current assets	(172,626)		(956,149)
Increase (decrease) in:	-		-
Accounts payable	38,201		515,570
Accounts payable due to a related party	0
Advances from customers	(2,329)		1,201,763
Income and other taxes payable	(85,962)		(18,769)
Accrued expenses and other current liabilities	192,565		22,396
Net cash provided by (used in) operating activities	(25,,532)		322,698

Cash flows from investing activities:
Purchase of fixed assets	21,005		5,565

Cash flows from financing activities:
Proceeds from short-term loan
Repayment of short-term loan
Net cash provided by financing activities	-		-

Effect of exchange rate changes on cash and cash equivalents	34,128		268

Net increase (decrease) in cash and equivalents	(12,409)		317,401
Cash and equivalents, beginning	657,572		378,273
Cash and equivalents, end	$645,163		$695,300

Supplemental disclosure of cash flow information:
Cash paid for interest	$17,856		$15,744
Cash paid for income taxes	$78,555		$18,770

See notes to consolidated financial statements

1.	Company Background

China Green Lighting Limited (“CGL”) was incorporated on February 25, 2011 under the laws of the British Virginia Islands as a limited liability company. CGL is a holding company. CGL together with subsidiaries as discussed below, hereafter referred to as the Company, is engaged in manufacturing fluorescent lamp for sales in North America, South American, and Asia markets.

First Green Lighting Limited (“FGL”), wholly-owned by CGL was incorporated on March 9, 2011 under the laws of Hong Kong as limited liability company.  FGL was established to set up a wholly-owned subsidiary in China:  Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. (“JGP”). JGP was established on May 4, 2011.

Zhejiang Joinan Lighting Co., Ltd. (“ZJL”) was incorporated on December 6, 2006 under the laws of the Peoples Republic of China (PRC) as a limited liability company.  ZJL has been engaged in the business of manufacturing and sales of fluorescent lamp since it started its operation in September, 2007.

As discussed below, JGP entered into various agreements with  ZJL and/or its shareholders to allow JGP’s effective control over ZJL.

Exclusive Purchase Option Agreement: JGP has the option to purchase ZJL’s all assets and ownership at any time at nominal value.

Consigned Management Agreement and Exclusive Technology Service Agreement: JGP is appointed as its exclusive service provider to provide business support and related consulting services. JGP is agreed to pay the consulting and service fee which equal to 100% of their net profits to ZJL.

Loan Agreement and Equity Pledge Agreement: ZJL’s shareholders agreed to pledge their legal interest to JGP as a security for the obligations of ZJL under the exclusive technology services agreement and loan agreement.

Based on these agreements the Company is deemed indirectly to be the sole interest holder of ZJL. According to the provisions of ASC 810, “Consolidation”, ZJL is consolidated in the Company’s financial statements.

2.	Summary of Significant Accounting Policies

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements as of December 31, 2010 and 2009 represent China Green Lighting Limited, and its subsidiaries disclosed above. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All material inter-company transactions and balances have been eliminated in the consolidation. Please refer to Note 1 for the discussion on accounting for the reorganization and acquisition.

Non-controlling interest represents the ownership interests in the subsidiary that are held by owners other than the parent. In December 2007, the Financial Account Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Non-controlling Interests in Consolidated Financial Statements — An amendment of ARB No. 51” (“ASC Topic 810-10”). SFAS 160 requires that the non-controlling interest is reported in the consolidated statement of financial position within equity, separately from the parent’s equity and that net income or loss and comprehensive income or loss are attributed to the parent and the non-controlling interest.  If losses attributable to the parent and the non-controlling interest in a subsidiary exceed their interests in the subsidiary’s equity, the excess, and any further losses attributable to the parent and the non-controlling interest, is attributed to those interests. SFAS 160 was effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited.

Based on various contractual agreements, the Company has the power to direct matters that most significantly impact the activities of ZJL, and obtain the financial interests such as obtaining periodic income of ZJL through technical and consulting service arrangements and obtaining the net assets of ZJL through purchase of their equities at essentially no cost basis. The Company therefore concluded that its interest in ZJL are not noncontrolling interest and therefore are not classified as so.

The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

In our opinion, the consolidated financial statements included herein contain all adjustments necessary to present fairly our financial position as of December 31, 2010 and 2009, the results of our operations, our cash flows and our statement of changes in equity for the two years ended December 31, 2010 and 2009. Such adjustments are of a normal recurring nature.

The Company compiles its daily bookkeeping in accordance with Generally Accepted Accounting Principles of the PRC (“PRC GAAP”) and converts its financial statements according to the US GAAP when reporting.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of professional judgment than others in their application. These include the cost allocation, the allowance for doubtful accounts, depreciation and impairment of fixed assets, and income tax. Management evaluates all of its estimates and judgments on an on-going basis.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company makes an allowance for doubtful accounts based on the aging of accounts receivable and on any specifically identified accounts receivable that may become uncollectible.

Inventories

The Company values inventory at the lower of cost or net realizable value and determines inventory using the weighted average cost method. Inventory consists of raw materials, finished goods, and work-in-progress, which includes the cost of direct materials, labor, and manufacturing overhead costs allocation.

Property, Plant and Equipment

The Company states plant and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets with a 3%-5% estimated residual value.

Estimated useful lives of the Company’s assets are as follows:
Asset	Useful Life
Land use right	50 years over leasehold period.
Buildings and improvements	20 years
Machinery	5-10 years
Transportation equipment	3-5 years
Office and testing equipment	3-5 years

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income as an offset or increase to other income (expense) for the period. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred, and capitalizes major additions and betterment to buildings and equipment.

Valuation of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including plant and equipment, and finite life intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated undiscounted future cash inflows attributable to the asset, less estimated undiscounted future cash outflows, are less than the carrying amount, the Company recognizes an impairment loss in an amount equal to the difference between the carrying value of such assets and fair value. No impairment indicator is noted in the prior or current years. The Company reports assets for which there is a committed disposition plan, whether through sale or abandonment, at the lower of carrying value or fair value less costs to sell. No such assets are identified in prior and current years.

The Company evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances revised estimates of useful lives.

Business combination

For a business combination with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree are recognized at the acquisition date, measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree, that excess in earnings was recognized as a gain attributable to the Company.

Deferred tax liability and asset were recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with ASC Topic 740, “Income Taxes”.

Goodwill represents the excess of the fair value of consideration transferred (plus the fair value of the non-controlling interest, if any) over fair value of the net assets acquired (including recognized intangibles). Goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate impairment may have occurred. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated income statements.

Revenue Recognition

The Company mainly manufacture to sales orders. Our revenues consist of primarily sales of our products for markets in and outside China. Sales order received in China may also be further resold by Chinese foreign trade companies to markets outside China. The Company may also provide production processing service whereas the only difference with other production service is that the raw materials are provided by customers. Under those circumstances, the Company evaluates and determines whether sales have been made to those Chinese foreign trade intermediaries or those production processing services, and  whether the customers are acting as principal or agent according to ASC 605-45 “Principal Agent consideration”. Sales to markets outside China is usually on FOB terms shipped from a nearby seaport in Eastern China, while sales in China are delivered at customer designated place in China.

The Company recognizes revenue when the consideration to be received is fixed or determinable, products are delivered based on the terms of sales contracts, and collectability is ensured, in compliance with ASC 605-10, “Revenue Recognition”. We are not obligated for any repurchase or return of the goods unless there is a quality issue with our products, which has not been shown historically as an issue.

The Company presents all sales revenue net of a value-added tax (“VAT”). The Company’s products sold in China are generally subject to a Chinese VAT of 17% of the sales price. The VAT payable may be offset by VAT paid by the Company on purchased raw materials and other materials included in producing the finished product.

Cost of Revenues

Cost of revenues is based on total actual costs incurred. It includes manufacturing labor costs, material costs, processing costs, packaging costs, quality inspection and control cost , plant and equipment costs allocation. There may be outsourced processing cost if certain sales order were outsourced due to production capacity and delivery timing considerations. Cost of revenues also includes raw material inbound freight charges and receiving costs and inspection costs when they incur.

Outbound freight cost for sales outside China from factory to seaports are handled by logistic companies arranged by the Company and recorded as selling expenses. Same is true for outbound freight cost to customer designated delivery places. Those freight related costs amounted to $15,031.22 and $8,280.51 for the three months period ended March 31, 2011 and 2010 , respectively.

Operating Expenses

General and administrative expenses include, among other items, salaries, bonuses, and employees’ social insurance, research and development expenses, quality assurance and inspection expenses, travel and entertainment expenses, office expenses, depreciation allocation, professional service fees, office supplies, provision for doubtful accounts, etc. Selling expenses include, among other items, freight related expenses, loading expenses, advertising and exhibition expenses, etc. The advertising costs amounted to $3795 and $300 for the three months period ended March 31, 2011 and 2010, respectively.

Research and Development (R&D)

Research and development expenses include salaries for R&D staff, consultant fees, supplies and materials, as well as other overhead such as depreciation, facilities, utilities, and other R&D related expenses. The Company expenses costs for the development of new products and substantial enhancements to existing products as incurred.

Research and development costs recorded in general and administrative expenses were $33,668 and $57646 during the three months period ended March 31, 2011 and 2010. No research and development expenses were capitalized within the three months period of 2011 and 2010. We do not pass along research and development expenses directly or indirectly to our customers.

Foreign Currency Translation

The Company uses the United States dollar (“USD”) as its reporting currency. The functional currency of CGL, and FGL is USD, the functional currency of FGL’s subsidiaries in China are Renminbi (“RMB”). The Company translates monetary assets and liabilities denominated in currencies other than United States dollars into USD at the exchange rate ruling at the balance sheet date. The Company converts non-USD transactions during the year into USD with the prevailing exchange rate on the transaction dates.

The Chinese subsidiaries of ZJL and JGP maintain their financial records in RMB. The Company converts their assets and liabilities with the exchange rate on the balance sheet date; and their revenue and expenses using a weighted average exchange rate for the reporting period. The Company reflects translation adjustments as “Accumulated other comprehensive income (loss)” in shareholders’ equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions in a currency other than the functional currency are recognized as foreign currency transaction gain or loss in the result of operations as incurred.

Translation adjustments amounted to $113,560 and $56,442 as of March  31, 2011 and 2010, respectively. The Company translated balance sheet amounts with the exception of equity at March  31, 2011 at RMB 6.5564 to US$ 1.00 as compared to RMB 6.827 to US$ 1.00 at March  31, 2010. The Company stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the first quarters ended March  31, 2011 and 2010  were RMB 6.5736 and RMB 6.8270 to US$ 1.00, respectively.

Income Taxes

The Company provides for deferred income taxes using the asset and liability method. Under this method, the Company recognizes deferred income taxes for tax credits and net operating losses available for carry-forwards and significant temporary differences. The Company classifies deferred tax assets and liabilities as current or non-current based upon the classification of the related asset or liability in the financial statements or the expected timing of their reversal if they do not relate to a specific asset or liability. The Company provides a valuation allowance to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) (ASC 740). The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that the Company believes is more than 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, the Company does not record it as a tax benefit. The company also adopts FIN 48 guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. It had no effect on the Company’s financial statements as of March 31, 2011 and 2010. The Company did not have any significant unrecognized uncertain tax positions as of  March 31, 2011 and 2010.

The Company’s operations are subject to income and transaction taxes in China since most of the business activities take place in China. Significant estimates and judgments are required in determining the Company’s provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result. The Company does not anticipate any events which could change these uncertainties.

Earnings per Share

Basic EPS excludes dilution and is computed by dividing net income (loss) attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary share (convertible preferred stock, forward contract, warrants to purchase ordinary share, contingently issuable shares, ordinary share options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary share. The Company excludes potential ordinary shares in the diluted EPS computation in periods of losses from continuing operations, as their effect would be anti-dilutive.

During the reporting periods, the Company had no dilutive instruments.  Accordingly, the basic and diluted earnings per share are the same.

The per share data reflects the recapitalization of stockholder’s equity as if the reorganization as described in note 1 occurred as of the beginning of the first period presented.

Comprehensive Income

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company has chosen to report comprehensive income in the statements of income and comprehensive income.

Financial Instruments

The Company carries financial instruments, which consists of cash and cash equivalents, accounts receivable, accounts payable and short-term debts at cost, which approximates fair value due to the short-term nature of these instruments. The Company does not use derivative instruments to manage risks.

Segments

The Company identifies segments by reference to its internal organization structure and the factors that management uses to make operating decisions and assess performance.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued the ASU No. 2010-06 - Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends ASC 820 subtopic 10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends ASC 820 subtopic 10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, The FASB issuance of ASU 2010-17, Revenue Recognition – Milestone Method (Topic 605) allows the company to elect whether this method is going to be used. The Company does not expect material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial statements of the Company.

In December 2010, the FASB issuance of ASU 2010-28 entitled When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero for Negative Carrying Amounts” required an entity to perform the Step 2 of the goodwill impairment test when the carrying amount of the reporting unit is either zero or negative. We believe the adaption of this guidance does not have a material effect on the financial statements of the Company. .

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations The Company does not expect material impact upon the adoption of this standard on the Company’s consolidated financial statements..

3.	Accounts Receivable, Net

Based on the Company’s assessment, management believes the net balance on each balance sheet date herein was collectable. The gross accounts receivable and bad debt provision as at December 31, 2010 and 2009 are as the following:

	March 31, 2011	March 31, 2010
Accounts receivable, gross	$2,717,587	$979,300
Less bad debt provision	43,134	-

Accounts receivable, net	$2,674,464	$979,300

4.	Inventories

Inventories consisted of the following:
	March 31, 2011	March 31, 2010
Raw materials	$481,664	$679,123
Finished goods	491,786	1,638,276
Work-in-progress	202,467	245,838
Low value consumables	7,633
Totals	$1,183,550	$2,563,237

The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of March 31, 2011 and 2010, the Company determined that no reserves were necessary.

5.	Property, Plant and Equipment, Net

Plant and equipment consist of the following:

	March 31, 2011	March 31, 2010
Land use right	$282,169	$273,677
Buildings	602,406	562,572
Production equipment	471,822	372,136
Transportation equipment	141,790	92,823
Office and testing equipment	86,950	71,387

Total property plant and equipment	1,585,137	1,372,595
Less: accumulated depreciation	(34,226)	(23,860)

Plant and equipment, net	$1,550,911	$1,348,735

The depreciation expense for the three months ended March 31, 2011 and 2010 amounted to $34,226 and $23,860, respectively.

6.	Debt

The average of interest rates of the short-term borrowings is 6.26% and 7.97% in the three months period of 2011 and 2010, respectively. The average dollar amount of short-term borrowings is $1,220,182 and $1,171,818 in the three months period of 2011 and 2010, respectively.

Certain bank borrowing in the amount of $457,568 as of March 31, 2011 was secured at no expense of the Company by pledge of personal real estate of the related party of one former shareholder holing 32% interest in the Company who exited in February 2011. The Company also made advance to him. See also note 10.

7.	Income Taxes
We are subject to income taxes on entity basis on income arising in or derived from the tax jurisdictions in which each entity is domiciled.

Under the current BVI law, CGL is not subject to tax on its income or profits.

FGL is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 17.5% on assessable income. For the years ended December 31, 2010 and 2009, FGL has not incurred any operations.

According to the New Enterprise Income Tax Law (“NEITL”) in China, unified Enterprise Income Tax rate is 25%. However, ZJL was approved for certain favorable tax policies as being a high-tech company in 2010. For the years ended December 31, 2010 and 2009, JGP has not incurred any operations.

	2011 Q1	2010 Q1
	%	%
ZJL	15%	25%

Consolidated Effective EIT	15%	25%

The provision for income tax expense (benefit) from continuing operations consists of the following:

	For the three months Ended March 31,
	2011	2010
Current:
PRC	$28,791	$11,335
Deferred:
PRC	-	-
Total income tax expense	$28,791	$11,335

There are no significant  deferred tax assets/(liabilities) as of March 31, 2011 and 2010.

Income tax reconciliation for the quarters ended March 31, 2011 and 2010 are as follows:

	For the Quarters Ended March 31
	2011	2010
PRC federal statutory tax rate	25%	25%
Taxable income	$191,941	$75,564
Computed expected income tax expense	47,985	18,891
Effect of preferential tax rates	(19194)	(7,556)

Income tax expense	$28,791	$11,335

8.	Commitments and Contingencies

Operating Leases

As of March 31, 2011, the Company had commitments under certain operating leases requiring annual minimum rentals as follows:
2011	$5,184
2012	211
Total	$5,396

 The leased properties are principally located in the PRC and are used for employee dormitory purposes. The terms of these operating leases vary from one to two years. Pursuant to the contracts, when they expire, the Company has the right to extend them with new negotiated prices. Rental expenses were $1,643 and $1,582 for the quarters ended March 31, 2011 and 2010, respectively.

Product Warranties

The Company does not have a policy to allow for sales return. Historically, the Company’s records did not show significant failure of products due to materials or workmanship. The Company has not incurred any material costs associated with servicing its product warranties. The Company continuously evaluates and estimates its potential warranty obligations, and records the related warranty obligation when the estimated amount becomes material at the time revenue is recorded.

9.	Certain Significant Risks and Uncertainties

Cash includes cash on hand and demand deposits in accounts maintained with banks. Total cash in these banks at March 31, 2011 and 2010, amounted to $645,163 and $695,674, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s substantial operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Two customers represented approximately 45%, 27% of the Company’s revenue for the quarter ended March 31, 2011. The account balance with this customer is $1,052,280, $327,952 as of March 31, 2011. The first of the two major customers of the first quarter represented approximately 50% of the Company’s revenue for the quarter ended March 31, 2010. The Company received advances from this customer in the amount of  $678,201 as of March 31, 2010. The other one of the two major customers of the first quarter represented approximately 48% of the company’s revenue for the quarter ended March 31,2010. The account balance with this customer is $749,937 as of March 31,2010.. No other customers represented more than 10% of the Company’s sales for the quarters ended March 31, 2011, and 2010, respectively.

Most of the material or equipment we purchase are non-unique and easily available in the market. The prices for those purchases, although increasing, are relatively consistent and predictable. A specific supplier might occupy a significant percentage of our total purchase at a certain time for a large contract. We do not rely on any single supplier for long term.

10.	Related Party Transactions

A company that was managed by similar management team and their equity ownership did not amount to control but only significant influence since September 2010 is one of suppliers of a component of parts to the Company. Occasionally the Company also sells semi-finished products or finished products to this related entity. Purchases from the related party amounted to $464,198 and 464198 the first quarters of 2011 and 2010, respectively. These purchases accounted for 7.55% and 13.93% of the total purchase of the related raw material that the Company made in the first quarters of 2011 and 2010 respectively. Sales to the related party amounted to $1,156,591 and $633,521 i the first quarters of 2011 and 2010, respectively. Cost of these related sales a mounted to $777,818 and $633,521 for the first quarters of 2011 and 2010, respectively. Account balances due from the related party amounted to $545,885 and $802,388 as at March 31, 2011 and 2010, respectively.. The Company is entitled to offset account balances arising from purchases or sales.

One of the inactive former shareholder representing nil and 32% of equity interest in the Company as at march 31, 2011 and 2010, respectively borrowed from the Company in the amount of $457,568 and $556,613 as at March 31, 2011 and 2010, respectively. The Company charges the similar level of interest rate as the commercial banks would charge the Company for the similar borrowing. Also see note 6.

11.	Social Security Plan

The Company’s subsidiaries in China are required to participate in the social security plan operated by the local municipal government. The Company is required to contribute approximately 30.75% of its basic payroll costs, subject to certain caps with reference to average municipal salary, to the employees’ social security fund. The Company charges contributions to its income statement as they become payable in accordance with the local government requirements. The aggregate contributions of the Company to the employees’ social security plan amounted to $3860 and $2174 for the first quarters ended March 31, 2011 and 2010, respectively.

12.	Statutory Reserves

The law and regulations of the People’s Republic of China provide that before a Chinese enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make appropriation, in proportions determined at the discretion of the board of directors, to the statutory reserves. The statutory reserves include the surplus reserve fund and the collective welfare fund. These statutory reserves represent restricted retained earnings.

CGL’s subsidiary in China are required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the their respective registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

As stipulated by the relevant laws and regulations applicable to PRC foreign-invested enterprises, the foreign invested PRC companies are required to make appropriations from net income as determined under PRC GAAP to non-distributable reserves which include a general reserve, an enterprise expansion reserve and an employee welfare and bonus reserve.

Wholly-foreign-owned PRC companies are not required to make appropriations to the enterprise expansion reserve but appropriations to the general reserve are required to be made at not less than 10% of the profit after tax as determined under PRC GAAP.

The employee welfare and bonus reserve is determined by the respective companies’ board of directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the shareholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

For the first quarters ended March 31, 2011 and 2010, the Company made $172,216 and $Nil appropriations to statutory reserves.

13.	Segment and Geographic Information

The Company has only one reportable operating segment.

Sales to South American, Asia (except for China), and China are $947,698 and 73,097, $693,188 and $1,037,645, and $Nil and $1,043,874 for the first quarters ended March 2011 and 2010, respectively

14.	Subsequent Event

Management has considered all events and transactions that occurred after March 31, 2011 and through the date the financial statements are issued, and has determined no subsequent events require disclosure in the consolidated financial statements.